October 2024

Preliminary Pricing Supplement No. 4,457

Registration Statement Nos. 333-275587; 333-275587-01
Dated October 22, 2024
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Securities due October 28, 2027

Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the closing level of each of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index on the related observation date is greater than or equal to 70% of its respective initial level, which we refer to as the respective coupon barrier level. If the closing level of any underlying is less than the coupon barrier level for such underlying on any observation date, we will pay no interest for the related interest period. At maturity, if the final level of each underlying is greater than or equal to 70% of its respective initial level, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. If, however, the final level of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlying and also the risk of not receiving any monthly coupons for the entire term of the securities. Investors will not participate in any appreciation of any underlying. Because payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective coupon barrier level and/or respective downside threshold level of any of the underlyings will result in few or no contingent monthly coupons and/or a significant loss of your investment even if one or both of the other underlyings have appreciated or have not declined as much. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent monthly coupons if any underlying closes below the coupon barrier level for such underlying on the observation dates. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:

Utilities Select Sector SPDR® Fund (the “XLU Shares”), iShares® Russell 2000 Value ETF (the “IWN Shares”) and S&P 500® Index (the “SPX Index”). We refer to the XLU Shares and the IWN Shares together as the underlying shares.

Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	October 25, 2024
Original issue date:	October 30, 2024 (3 business days after the pricing date)
Maturity date:	October 28, 2027
Contingent monthly coupon:

A contingent coupon at an annual rate of at least 8.55% (corresponding to approximately $7.125 per month per security, to be determined on the pricing date) is paid monthly but only if the closing level of each underlying is greater than or equal to its respective coupon barrier level on the related observation date.

If, on any observation date, the closing level of any underlying is less than the coupon barrier level for such underlying, we will pay no coupon for the applicable interest period. It is possible that one or more of the underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons during the entire term of the securities.

Payment at maturity:

If the final level of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date.

If the final level of any underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $984.40 per security, or within $30.00 of that estimate. See “Investment Overview” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1) The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2) MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3) See “Use of proceeds and hedging” on page 36.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023 Index Supplement dated November 16, 2023  Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

Terms continued from previous page:
Coupon barrier level:

With respect to the XLU Shares: $ , which is equal to 70% of its initial level

With respect to the IWN Shares: $ , which is equal to 70% of its initial level

With respect to the SPX Index: , which is equal to 70% of its initial level

Downside threshold level:

With respect to the XLU Shares: $ , which is equal to 70% of its initial level

With respect to the IWN Shares: $ , which is equal to 70% of its initial level

With respect to the SPX Index: , which is equal to 70% of its initial level

Initial level:

With respect to the XLU Shares: $ , which is its closing price on the pricing date

With respect to the IWN Shares: $ , which is the index closing value of such index on the pricing date

With respect to the SPX Index: , which is the index closing value of such index on the pricing date

Final level:	With respect to each underlying, the respective closing level on the final observation date
Closing level:

With respect to each of the XLU Shares and the IWN Shares, on any trading day, the closing price of such underlying on such day multiplied by the adjustment factor for such underlying on such day

With respect to the SPX Index, on any index business day, the respective index closing value on such day

Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial level to the respective final level
Performance factor:	Final level divided by the initial level
Coupon payment dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below. If any such day is not a business day, that contingent monthly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:

Monthly, beginning on November 25, 2024, as set forth under “Observation Dates and Coupon Payment Dates” below, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events. We also refer to October 25, 2027 as the final observation date.

Adjustment factor:	With respect to each of the XLU Shares and the IWN Shares, 1.0, subject to adjustment in the event of certain events affecting such underlying
CUSIP / ISIN:	61776WKJ1 / US61776WKJ17
Listing:	The securities will not be listed on any securities exchange.

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
November 25, 2024	November 29, 2024
December 26, 2024	December 31, 2024
January 27, 2025	January 30, 2025
February 25, 2025	February 28, 2025
March 25, 2025	March 28, 2025
April 25, 2025	April 30, 2025
May 27, 2025	May 30, 2025
June 25, 2025	June 30, 2025
July 25, 2025	July 30, 2025
August 25, 2025	August 28, 2025
September 25, 2025	September 30, 2025
October 27, 2025	October 30, 2025
November 25, 2025	December 1, 2025
December 26, 2025	December 31, 2025
January 26, 2026	January 29, 2026
February 25, 2026	March 2, 2026
March 25, 2026	March 30, 2026
April 27, 2026	April 30, 2026
May 26, 2026	May 29, 2026
June 25, 2026	June 30, 2026
July 27, 2026	July 30, 2026
August 25, 2026	August 28, 2026
September 25, 2026	September 30, 2026
October 26, 2026	October 29, 2026
November 25, 2026	December 1, 2026
December 28, 2026	December 31, 2026
January 25, 2027	January 28, 2027
February 25, 2027	March 2, 2027
March 25, 2027	March 30, 2027
April 26, 2027	April 29, 2027
May 25, 2027	May 28, 2027
June 25, 2027	June 30, 2027
July 26, 2027	July 29, 2027
August 25, 2027	August 30, 2027
September 27, 2027	September 30, 2027
October 25, 2027 (final observation date)	October 28, 2027 (maturity date)

October 2024  Page 2

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

Investment Overview

Contingent Income Securities

Principal at Risk Securities

Contingent Income Securities due October 28, 2027 Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. The securities will pay a contingent monthly coupon but only if the closing level of each of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index (which we refer to together as the “underlyings”) is greater than or equal to 70% of its respective initial level, which we refer to as the respective coupon barrier level, on the related observation date. If the closing level of any underlying is less than its respective coupon barrier level on any observation date, we will pay no coupon for the related monthly period. It is possible that the closing level of one or more of the underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the term of the securities so that you will receive few or no contingent monthly coupons. We refer to the coupon on the securities as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if an underlying were to be at or above to its respective coupon barrier level on some monthly observation dates, it may fluctuate below the coupon barrier level on others. In addition, even if one or more of the underlyings were to be at or above the respective coupon barrier level(s) on all monthly observation dates, you will receive a contingent monthly coupon only with respect to the observation dates on which all three underlyings are at or above the respective coupon barrier levels, if any. At maturity, if the final level of each underlying is greater than or equal to 70% of its respective initial level, which we refer to as the downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. If, however, the final level of any underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlying and also the risk of not receiving any contingent monthly coupons.

Maturity:	Approximately 3 years
Contingent monthly coupon:

A contingent coupon at an annual rate of at least 8.55% (corresponding to approximately $7.125 per month per security, to be determined on the pricing date) is paid monthly but only if the closing level of each underlying is greater than or equal to its respective coupon barrier level on the related observation date.

If, on any observation date, the closing level of any underlying is less than the coupon barrier level for such underlying, we will pay no coupon for the applicable interest period. It is possible that one or more of the underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons during the entire term of the securities.

Payment at maturity:

If the final level of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date.

If the final level of any underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

We are using this preliminary pricing supplement to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

October 2024  Page 3

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $984.40, or within $30.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon barrier levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

October 2024  Page 4

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest and instead will pay a contingent monthly coupon but only if the closing level of each underlying is greater than or equal to 70% of its initial level, which we refer to as the coupon barrier level, on the related observation date. The following scenarios are for illustrative purposes only to demonstrate how the payment at maturity and contingent monthly coupon are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the contingent monthly coupon may be payable with respect to none of, or some but not all of, the monthly periods, and the payment at maturity may be less than 70% of the stated principal amount and could be zero. Investors will not participate in any appreciation of any of the underlyings.

Scenario 1: A contingent monthly coupon is paid for all interest periods, and investors receive principal back at maturity, which is the best-case scenario.

This scenario assumes that each underlying closes at or above its respective coupon barrier level on every monthly observation date. Investors receive the contingent monthly coupon at a rate of at least 8.55% per annum (to be determined on the pricing date) for each interest period during the term of the securities. At maturity, each underlying closes at or above its respective downside threshold level, and so investors receive the stated principal amount and the contingent monthly coupon with respect to the final observation date.

Scenario 2: A contingent monthly coupon is paid for some, but not all, interest periods, and investors receive principal back at maturity.

This scenario assumes that each underlying closes at or above its respective coupon barrier level on some monthly observation dates, but one or more of the underlyings close below the respective coupon barrier level(s) on the others. Investors receive the contingent monthly coupon for the monthly interest periods for which the closing level of each underlying is greater than or equal to its respective coupon barrier level on the related observation date, but not for the interest periods for which any of the underlyings close below the respective coupon barrier level(s) on the related observation date. At maturity, each underlying closes at or above its downside threshold level, and so investors receive the stated principal amount and the contingent monthly coupon with respect to the final observation date.

Scenario 3: No contingent monthly coupon is paid for any interest period during the entire 3-year term of the securities, and investors suffer a substantial loss of principal at maturity.

This scenario assumes that one or more of the underlyings close below the respective coupon barrier level(s) on every monthly observation date during the entire term of the securities. Since one or more of the underlyings close below the respective coupon barrier level(s) on every monthly observation date, investors do not receive any contingent monthly coupons during the 3-year term of the securities. Additionally, one or more of the underlyings close below the respective downside threshold level(s) on the final observation date, and so, at maturity, investors will receive an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

October 2024  Page 5

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

Underlyings Summary

Utilities Select Sector SPDR® Fund

The Utilities Select Sector SPDR® Fund is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the Utilities Select Sector SPDR® Fund. The Utilities Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. It is possible that this fund may not fully replicate the performance of the Utilities Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Utilities Select Sector SPDR® Fund is accurate or complete.

Information as of market close on October 21, 2024:

Bloomberg Ticker Symbol:	XLU UP
Current Share Price:	$81.63
52 Weeks Ago:	$57.54
52 Week High (on 10/16/2024):	$82.21
52 Week Low (on 10/23/2023):	$57.54

This document relates only to the securities offered hereby and does not relate to the XLU Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLU Shares (and therefore the price of the XLU Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLU Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLU Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLU Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Utilities Select Sector Index. The Utilities Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes component stocks in industries such as electric utilities; multi-utilities; independent power and renewable energy producers; water utilities; and gas utilities. See “S&P® Select Sector Indices—Utilities Select Sector Index” in the accompanying index supplement.

October 2024  Page 6

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

iShares® Russell 2000 Value ETF

The iShares® Russell 2000 Value ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Value Index. The iShares® Russell 2000 Value ETF is managed by iShares® Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 2000 Value ETF. Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Russell 2000 Value ETF is accurate or complete.

Information as of market close on October 21, 2024:

Bloomberg Ticker Symbol:	IWN UP
Current Share Price:	$166.73
52 Weeks Ago:	$127.27
52 Week High (on 7/26/2024):	$171.34
52 Week Low (on 10/27/2023):	$125.51

This document relates only to the securities offered hereby and does not relate to the IWN Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the IWN Shares (and therefore the price of the IWN Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IWN Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the IWN Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IWN Shares.

“iShares®” is a registered trademark of BlackRock Fund Advisors (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Russell 2000® Value Index. The Russell 2000® Value Index is a sub-group of the Russell 2000® Index, which is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be value oriented, as indicated by lower price-to-book ratios and lower forecasted and historical growth. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Value Index, see the information set forth under “Russell Style Indices—Russell 2000® Value Index” in the accompanying index supplement.

October 2024  Page 7

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

S&P 500® Index

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

Information as of market close on October 21, 2024:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	5,853.98
52 Weeks Ago:	4,217.04
52 Week High (on 10/18/2024):	5,864.67
52 Week Low (on 10/27/2023):	4,117.37

For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement. Furthermore, for additional historical information, see “S&P 500® Index Historical Performance” below.

October 2024  Page 8

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon for any monthly period will be determined by reference to the closing level of each underlying on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final level of each underlying on the final observation date. The actual initial level, coupon barrier level and downside threshold level for each underlying will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Monthly Coupon:

A contingent coupon at an annual rate of 8.55% (corresponding to approximately $7.125 per month per security*) is paid monthly but only if the closing level of each underlying is greater than or equal to its respective coupon barrier level on the related observation date.

If, on any observation date, the closing level of any underlying is less than the coupon barrier level for such underlying, we will pay no coupon for the applicable interest period. It is possible that one or more of the underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons during the entire term of the securities.

Payment at Maturity:

If the final level of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date.

If the final level of any underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 70% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the XLU Shares: $65.00 With respect to the IWN Shares: $150.00 With respect to the SPX Index: 6,000
Hypothetical Coupon Barrier Level:

With respect to the XLU Shares: $45.50, which is 70% of its hypothetical initial level

With respect to the IWN Shares: $105.00, which is 70% of its hypothetical initial level

With respect to the SPX Index: 4,200, which is 70% of its hypothetical initial level

Hypothetical Downside Threshold Level:

With respect to the XLU Index: $45.50, which is 70% of its hypothetical initial level

With respect to the IWN Shares: $105.00, which is 70% of its hypothetical initial level

With respect to the SPX Index: 4,200, which is 70% of its hypothetical initial level

*The actual contingent monthly coupon will be an amount determined by the calculation agent based on the actual contingent monthly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $7.125 is used in these examples for ease of analysis.

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Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Closing Level			Contingent Monthly Coupon
	XLU Shares	IWN Shares	SPX Index
Hypothetical Observation Date 1	$70.00 (at or above coupon barrier level)	$170.00 (at or above coupon barrier level)	6,000 (at or above coupon barrier level)	$7.125
Hypothetical Observation Date 2	$67.50 (at or above coupon barrier level)	$70.00 (below coupon barrier level)	5,680 (at or above coupon barrier level)	$0
Hypothetical Observation Date 3	$30.00 (below coupon barrier level)	$165.00 (at or above coupon barrier level)	3,000 (below coupon barrier level)	$0
Hypothetical Observation Date 4	$25.00 (below coupon barrier level)	$75.00 (below coupon barrier level)	2,800 (below coupon barrier level)	$0

On hypothetical observation date 1, each underlying closes at or above its respective coupon barrier level. Therefore, a contingent monthly coupon of $7.125 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, at least one underlying closes at or above its respective coupon barrier level, but one or both of the other underlyings close below the respective coupon barrier level(s). Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying closes below its respective coupon barrier level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the closing level of any underlying is below its respective coupon barrier level on the related observation date.

How to calculate the payment at maturity:

	Final Level			Payment at Maturity
	XLU Shares	IWN Shares	SPX Index
Example 1:	$75.00 (at or above the downside threshold level)	$180.00 (at or above the downside threshold level)	7,000 (at or above the downside threshold level)	$1,007.125 (the stated principal amount plus the contingent monthly coupon with respect to the final observation date)
Example 2:	$70.00 (at or above the downside threshold level)	$60.00 (below the downside threshold level)	3,300 (below the downside threshold level)	$1,000 x performance factor of the worst performing underlying = $1,000 x ($60.00 / $150.00) = $400
Example 3:	$26.00 (below the downside threshold level)	$190.00 (at or above the downside threshold level)	7,200 (at or above the downside threshold level)	$1,000 x ($26 / $65.00) = $400
Example 4:	$16.25 (below the downside threshold level)	$60.00 (below the downside threshold level)	1,800 (below the downside threshold level)	$1,000 x ($16.25 / $65.00) = $250
Example 5:	$26.00 (below the downside threshold level)	$37.50 (below the downside threshold level)	1,200 (below the downside threshold	$1,000 x (1,200 / 6,000) = $200

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Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

level)

In example 1, the final level of each underlying is at or above its respective downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent monthly coupon with respect to the final observation date. Investors do not participate in any appreciation of any of the underlyings.

In examples 2 and 3, the final level of on underlying is greater than or equal to its downside threshold level, while the final level of the other two underlyings are below their respective downside threshold levels. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and receive at maturity an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying.

Similarly, in examples 4 and 5, the final level of each underlying is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. In example 4, the XLU Shares have declined 75% from the respective initial level to the respective final level, the IWN Shares have declined 60% from the respective initial level to the respective final level and the SPX Index has declined 70% from its initial level to its final level. Therefore, the payment at maturity equals the stated principal amount multiplied by the performance factor of the XLU Shares, which is the worst performing underlying in this example. In example 5, the XLU Shares have declined 60% from the respective initial level, the IWN Shares have declined 75% from the respective initial level to the respective final level and the SPX Index has declined 80% from its initial level to its final level. Therefore the payment at maturity equals the stated principal amount multiplied by the performance factor of the SPX Index, which is the worst performing underlying in this example.

If the final level of ANY underlying is less than its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than $700 per security and could be zero.

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Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of principal. If the final level of any underlying is less than its respective downside threshold level of 70% of its initial level, you will be exposed to the decline in the final level of the worst performing underlying, as compared to its initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

￭The securities do not provide for regular interest payments. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon only if the closing level of each underlying is greater than or equal to 70% of its respective initial level, which we refer to as the coupon barrier level, on the related observation date. If, on the other hand, the closing level of any underlying is less than its respective coupon barrier level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the closing level of one or more of the underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons during the entire term of the securities. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent monthly coupon, if any, is based only on the value of each underlying on the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period, based on the closing level of each underlying on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the level of each underlying on monthly observation dates, if the closing level of any underlying on any observation date is below its respective coupon barrier level, you will receive no coupon for the related interest period, even if the level of such underlying was greater than or equal to its respective coupon barrier level on other days during that interest period and even if the closing levels of the other underlyings are greater than or equal to the respective coupon barrier levels.

￭Investors will not participate in any appreciation of any of the underlyings. Investors will not participate in any appreciation of any underlying from its respective initial level, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the closing level of each underlying is greater than or equal to its respective coupon barrier level.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective coupon barrier level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of each underlying and of the stocks composing the SPX Index and the share underlying indices,

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Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

owhether the closing level of any underlying has been below its respective coupon barrier level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of each underlying, odividend rates on the securities underlying the SPX Index and the share underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the constituent stocks of the SPX Index and the share underlying indices,

othe occurrence of certain events affecting the XLU Shares or the IWN Shares that may or may not require an adjustment to an adjustment factor,

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying has closed near or below its coupon barrier level, and especially if any underlying has closed near or below its downside threshold level, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any underlying based on its historical performance. The value of any underlying may decrease and be below the coupon barrier level on each observation date so that you will receive no return on your investment, and one or more of the underlyings may close below the respective downside threshold level(s) on the final observation date so that you lose more than 30% or all of your initial investment in the securities. There can be no assurance that the closing level of each underlying will be greater than or equal to the respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period or that they will be greater than or equal to the respective downside threshold levels on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “Utilities Select Sector SPDR® Fund Historical Performance,” “iShares® Russell 2000 Value ETF Historical Performance” and “S&P 500® Index Historical Performance” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

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Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the SPX Index or the share underlying indices. Investing in the securities is not equivalent to investing in any of the underlyings or the component stocks of the SPX Index or the share underlying indices. Investors in the securities will not participate in any positive performance of any of the underlyings, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the SPX Index or the share underlying indices.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying index), including trading in the XLU Shares and the IWN

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Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

Shares, the stocks that constitute the SPX Index or the share underlying indices as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase (i) the coupon barrier level for such underlying, which is the value at or above which such underlying must close on the observation dates in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlyings), and (ii) the downside threshold level for such underlying, which is the value at or above which the underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlyings).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial level, coupon barrier level and downside threshold level for each underlying, the payment at maturity, if any, whether you receive a contingent monthly coupon on each coupon payment date. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing price or index closing value, as applicable, of any underlying in the event of a market disruption event or discontinuance of the SPX Index or the share underlying indices. These potentially subjective determinations may affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Additional Information About the Securities—Additional Provisions—Calculation agent,” “—Market disruption event,” “—Postponement of the final observation date,” “—Discontinuance of the SPX Index; alteration of method of calculation,” “—Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an

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Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

“other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of all three underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent monthly coupons, each underlying must close at or above its respective coupon barrier level on the applicable observation date. In addition, if any underlying has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlyings over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of receiving no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent monthly coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will close below its coupon barrier level on any observation date, or its downside threshold level on the final observation date, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent monthly coupons and that you will suffer a significant loss on your investment.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector. The stocks included in the Utilities Select Sector Index and that are generally tracked by the XLU Shares are stocks of companies whose primary business is directly associated with the utilities sector. Because the value of the securities is linked to the performance of the XLU Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector.

Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but, conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of

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Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

nuclear power plants, the effects of energy conservation and the effects of regulatory changes. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the utilities sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭The investment strategy represented by the iShares® Russell 2000 Value ETF may not be successful. The iShares® Russell 2000 Value ETF seeks to track the investment results of the Russell 2000® Value Index. The Russell 2000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 2000® Index that are determined by FTSE Russell to be value-oriented, with lower price-to-book ratios and lower forecasted growth values. However, there can be no assurance that the Russell 2000® Value Index will outperform any other index or strategy that tracks stocks selected using other criteria. A “value” investment strategy is premised on the goal of investing in stocks that are deemed to be relatively cheap or “undervalued,” based on the assumption that the values of those stocks will increase over time. However, the value characteristics referenced by the Russell 2000® Value Index may not be accurate predictors of undervalued stocks, and there is in any event no guarantee that undervalued stocks will appreciate or will not depreciate. In addition, the selection methodology of the Russell 2000® Value Index includes an inherent bias against stocks with strong growth characteristics, and stocks with strong growth characteristics may outperform stocks with weak growth characteristics. It is possible that the investment strategy and stock selection methodology of the Russell 2000® Value Index will adversely affect its return and, therefore, the value of the securities.

￭The securities are linked to the iShares® Russell 2000 Value ETF and are subject to risks associated with small-capitalization companies. The iShares® Russell 2000 Value ETF tracks the performance of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the iShares® Russell 2000 Value ETF may be more volatile than indices or funds that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the XLU Shares or the IWN Shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the XLU Shares and the IWN Shares. However, the calculation agent will not make an adjustment for every event that could affect the XLU Shares or the IWN Shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securites may be materially and adversely affected.

￭Adjustments to the XLU Shares and the IWN Shares or the share underlying indices could adversely affect the value of the securities. The investment adviser to each of the XLU Shares and the IWN Shares seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the investment adviser may add, delete or substitute the stocks composing either of the underlying shares. Any of these actions could adversely affect the price of such underlying shares and, consequently, the value of the securities. The publisher is responsible for calculating and maintaining the share underlying indices. The publisher may add, delete or substitute the stocks constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publisher may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The performance and market price of each of the XLU Shares and the IWN Shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities

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Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of each of the underlying shares on the final observation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

￭Adjustments to the SPX Index could adversely affect the value of the securities. The publisher of the SPX Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the securities. The publisher of the SPX Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent monthly coupon will be payable on the securities on the applicable coupon payment date, and/or the amount payable at maturity, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the respective coupon barrier level or downside threshold level, as applicable (depending also on the performance of the other underlyings).

October 2024  Page 18

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

Utilities Select Sector SPDR® Fund Historical Performance

The following graph sets forth the daily closing values of the XLU Index for the period from January 1, 2019 through October 21, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the XLU Index for each quarter for the period from January 1, 2019 through October 21, 2024. The closing value of the XLU Index on October 21, 2024 was $81.63. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The XLU Index has at times experienced periods of high volatility, and you should not take the historical values of the XLU Index as an indication of its future performance. No assurance can be given as to the closing level of the XLU Index on any observation date, including the final observation date.

XLU Index Daily Closing Values January 1, 2019 to October 21, 2024

*The black solid line indicates the coupon barrier level and the downside threshold level, each of which is 70% of the initial level.

October 2024  Page 19

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

Utilities Select Sector SPDR® Fund (CUSIP 81369Y886)	High ($)	Low ($)	Period End ($)
2019
First Quarter	58.96	52.00	58.17
Second Quarter	61.24	56.94	59.63
Third Quarter	64.93	59.29	64.74
Fourth Quarter	64.82	61.37	64.62
2020
First Quarter	70.98	44.93	55.41
Second Quarter	62.83	51.79	56.43
Third Quarter	61.49	56.70	59.38
Fourth Quarter	66.76	59.98	62.70
2021
First Quarter	64.15	58.36	64.04
Second Quarter	67.72	63.23	63.23
Third Quarter	70.07	63.56	63.88
Fourth Quarter	71.58	63.88	71.58
2022
First Quarter	74.54	65.03	74.46
Second Quarter	76.96	64.87	70.13
Third Quarter	78.12	65.51	65.51
Fourth Quarter	72.67	61.52	70.50
2023
First Quarter	72.08	63.70	67.69
Second Quarter	69.97	64.34	65.44
Third Quarter	68.46	58.83	58.93
Fourth Quarter	65.96	56.19	63.33
2024
First Quarter	65.65	59.95	65.65
Second Quarter	72.87	62.77	68.14
Third Quarter	80.78	67.67	80.78
Fourth Quarter (through October 21, 2024)	82.21	78.56	81.63

October 2024  Page 20

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

iShares® Russell 2000 Value ETF Historical Performance

The following graph sets forth the daily closing prices of the IWN Shares for the period from January 1, 2019 through October 21, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the IWN Shares for each quarter for the period from January 1, 2019 through October 21, 2024. The closing price of the IWN Shares on October 21, 2024 was $166.73. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The IWN Shares have at times experienced periods of high volatility, and you should not take the historical prices of the IWN Shares as an indication of its future performance. No assurance can be given as to the closing level of the IWN Shares on any observation date, including the final observation date.

IWN Shares Daily Closing Prices January 1, 2019 to October 21, 2024

*The black solid line indicates the coupon barrier level and the downside threshold level, each of which is 70% of the initial level.

October 2024  Page 21

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

iShares® Russell 2000 Value ETF (CUSIP 464287630)	High ($)	Low ($)	Period End ($)
2019
First Quarter	125.80	107.18	119.90
Second Quarter	126.06	114.14	120.50
Third Quarter	123.96	110.84	119.41
Fourth Quarter	129.00	115.48	128.58
2020
First Quarter	129.50	71.79	82.03
Second Quarter	109.12	74.44	97.46
Third Quarter	108.28	91.58	99.33
Fourth Quarter	132.30	100.90	131.75
2021
First Quarter	169.53	130.00	159.47
Second Quarter	173.97	156.91	165.77
Third Quarter	167.43	152.99	160.23
Fourth Quarter	176.88	157.31	166.05
2022
First Quarter	169.21	151.25	161.40
Second Quarter	162.71	134.47	136.15
Third Quarter	159.38	128.93	128.93
Fourth Quarter	149.64	131.32	138.67
2023
First Quarter	156.96	130.78	137.02
Second Quarter	142.33	128.93	140.80
Third Quarter	151.24	133.80	135.55
Fourth Quarter	158.20	125.51	155.33
2024
First Quarter	158.81	145.61	158.81
Second Quarter	158.93	146.03	152.30
Third Quarter	171.34	150.05	166.82
Fourth Quarter (through October 21, 2024)	170.66	163.00	166.73

October 2024  Page 22

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

S&P 500® Index Historical Performance

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2019 through October 21, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter for the period from January 1, 2019 through October 21, 2024. The closing value of the SPX Index on October 21, 2024 was 5,853.98. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance. No assurance can be given as to the closing level of the SPX Index on any observation date, including the final observation date.

SPX Index Daily Closing Values January 1, 2019 to October 21, 2024

*The black solid line indicates the coupon barrier level and the downside threshold level, each of which is 70% of the initial level.

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Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter	5,762.48	5,186.33	5,762.48
Fourth Quarter (through October 21, 2024)	5,864.67	5,695.94	5,853.98

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this preliminary pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Underlying index publisher:	S&P® Dow Jones Indices LLC, or any successor thereof
Share underlying indices:	With respect to the XLU Shares, Utilities Select Sector Index. With respect to the IWN Shares, the Russell 2000® Value Index.
Share underlying index publisher:	With respect to the XLU Shares, S&P® Dow Jones Indices LLC, or any successor thereof. With respect to the IWN Shares, FTSE Russell, or any successor thereof.
Denominations:	$1,000 per security and integral multiples thereof
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

One business day prior to the related scheduled coupon payment date; provided that any contingent monthly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent monthly coupon, if any, and payment at maturity shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date and at maturity or whether a market disruption event has occurred. See “Market disruption event,” “Discontinuance of the SPX Index; alteration of method of calculation and “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:

With respect to each of the XLU Shares and the IWN Shares, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Index business day:

With respect to the SPX Index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Closing price:

Subject to the provisions set out under “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below, the closing price for one share of an underlying shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)if such underlying shares (or any such other security) are listed on a national securities exchange (other than the Nasdaq), the last reported sale price, regular way, of the principal trading session on

October 2024  Page 25

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such underlying shares (or any such other security) are listed,

(ii)if such underlying shares (or any such other security) are securities of the Nasdaq, the official closing price of such underlying shares published by the Nasdaq on such day, or

(iii)if such underlying shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for such underlying shares.

If such underlying shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to such underlying shares (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such underlying shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for such underlying shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below.

Market disruption event:

With respect to the SPX Index, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such underlying (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such underlying (or a successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such underlying (or a successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to the SPX Index, if trading in a security included in such underlying is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such underlying shall be based on a comparison of (x) the portion of the value of such underlying attributable to that security relative to (y) the overall value of such underlying, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to the SPX Index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a

October 2024  Page 26

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such underlying by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such underlying and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such underlying are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

With respect to each of the XLU Shares and the IWN Shares, market disruption event means:

(i) the occurrence or existence of any of:

(a)a suspension, absence or material limitation of trading of such underlying shares on the primary market for such underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such underlying shares as a result of which the reported trading prices for such underlying shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such underlying shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

(b)a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index for such underlying shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c)the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index for an underlying shares is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index for such underlying shares will be based on a comparison of (x) the portion of the level of the share underlying index for such underlying shares attributable to that security relative to (y) the overall level of the share underlying index for such underlying shares, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the underlying shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in an underlying shares or in the futures or options contract related to the share underlying index for an underlying shares or an underlying shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index for an underlying shares or an underlying shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index for an underlying shares or an underlying shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index for an underlying shares or an underlying shares are traded will not include any time when such securities market is itself closed for trading under ordinary

October 2024  Page 27

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

circumstances. Regarding any permanent discontinuance of trading in an underlying shares, see “Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation” below.

Relevant exchange:

With respect to the SPX Index or its successor index, the share underlying indices or their successor indices, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.

Postponement of the final observation date:

The final observation date is subject to postponement due to non-index business days, non-trading days or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to any underlying occurs on the final observation date, or if the final observation date is not an index business day with respect to the SPX Index or a trading day with respect to either of the XLU Shares or the IWN Shares, the index closing value or the closing price, as applicable, solely for such underlying for such date will be determined on the immediately succeeding index business day or trading day, as applicable, on which no market disruption event will have occurred with respect to such affected underlying; provided that the final level for any underlying will not be determined on a date later than the fifth scheduled index business day or trading day, as applicable, after the final observation date and if such date is not an index business day or trading day, as applicable, or if there is a market disruption event on such date, the calculation agent will (i) if the affected underlying is the SPX Index, determine the index closing value of such underlying on such date in accordance with the formula for calculating such underlying last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting such underlying, and (ii) if the affected underlying is the XLU Shares or the IWN Shares, determine the closing price of such underlying shares on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for such underlying shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of coupon payment dates and maturity date:

If any scheduled coupon payment date is not a business day, that contingent monthly coupon, if any, shall be paid on the next succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, any observation date with respect to any underlying is postponed so that it falls less than two business days prior to the scheduled coupon payment date or maturity date, as applicable, the coupon payment date or maturity date, as applicable, shall be postponed to the second business day following the observation date as postponed, by which date the index closing value or closing price, as applicable, of each underlying has been determined. In any of these cases, no adjustment shall be made to any contingent monthly coupon payment made on that postponed date.

Discontinuance of the SPX Index; alteration of method of calculation:

If any underlying index publisher discontinues publication of the SPX Index and the SPX Index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to such discontinued SPX Index (such index being referred to herein as the “successor index”), then any subsequent index closing value for such affected SPX Index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that such index closing value is to be determined, and, to the extent the index closing value of the successor index differs from the index closing value of the SPX Index at the time of such substitution, proportionate adjustments shall be made by the calculation agent to the relevant initial level, coupon barrier level and downside threshold level.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If any underlying index publisher discontinues publication of the SPX Index or the successor index prior to, and such discontinuance is continuing on, any relevant date of calculation and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for the SPX Index for such date. The index closing value of the SPX Index or the successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if

October 2024  Page 28

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of an underlying may adversely affect the value of the securities.

If at any time, the method of calculating the SPX Index or the successor index, or the value thereof, is changed in a material respect, or if the SPX Index or the successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value for the SPX Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to the SPX Index or the successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value of the SPX Index with reference to the SPX Index or the successor index, as adjusted. Accordingly, if the method of calculating the SPX Index or the successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such index), then the calculation agent will adjust such index in order to arrive at a value of the SPX Index or the successor index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of the underlying shares and/or the share underlying indices; alteration of method of calculation:

If trading in an underlying shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the Utilities Select Sector SPDR® Fund or the iShares® Russell 2000 Value ETF is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of such underlying shares on any trading day following the discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for such underlying shares (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index for such underlying shares following such discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of such underlying shares and the denominator of which is the closing value of the share underlying index for such underlying shares (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index for such underlying shares and the relevant share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued the share underlying index for such underlying shares (such index being referred to herein as a “successor index”), then any subsequent closing price for such underlying shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index for such underlying shares at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, any relevant date of calculation, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for such underlying shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating such share underlying index for such underlying shares last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index for such underlying shares without any rebalancing or substitution of such securities following such discontinuance.

Antidilution adjustments:	The adjustment factor with respect to each of the XLU Shares and the IWN Shares shall be adjusted as

October 2024  Page 29

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

follows:

If such underlying shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such underlying shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying shares.

No adjustment to an adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factors or method of calculating the adjustment factors and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

October 2024  Page 30

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, as applicable, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

October 2024  Page 31

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a

October 2024  Page 33

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If

October 2024  Page 34

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential

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Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the XLU Shares and the IWN Shares, in stocks constituting the SPX Index or the share underlying indices, in futures and/or options contracts on the XLU Shares, the IWN Shares, the SPX Index, the share underlying indices or their component stocks listed on major securities markets. Such purchase activity could potentially increase the initial level of an underlying, and, as a result, could increase (i) the coupon barrier level for such underlying, which is the level at or above which such underlying must close on each index business day and trading day during the applicable observation period in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlyings), and (ii) the downside threshold level for such underlying, which is the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of such underlying on any index business day or trading day during the term of the securities on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlyings).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent monthly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Overview” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the securities underlying the underlyings in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of

October 2024  Page 36

Morgan Stanley Finance LLC

Contingent Income Securities due October 28, 2027
Payments on the Securities Based on the Worst Performing of the Utilities Select Sector SPDR® Fund, the iShares® Russell 2000 Value ETF and the S&P 500® Index
Principal at Risk Securities

securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.
Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this preliminary pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

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